Pricing Supplement dated May 29, 2026
Filed Pursuant to Rule 424(b)(2)
Registration Statement No. 333-283969
(To Product Supplement MLN-WF-1 dated February 26, 2025
and Prospectus dated February 26, 2025)

The Toronto-Dominion Bank Senior Debt Securities, Series H ETF Linked Securities

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside
Principal at Risk Securities Linked to the Lowest Performing of the iShares® MSCI Emerging Markets ETF, the VanEck® Semiconductor ETF and the State Street® Utilities Select Sector SPDR® ETF due June 1, 2029

■    Linked to the lowest performing of the iShares® MSCI Emerging Markets ETF, the VanEck® Semiconductor ETF and the State Street® Utilities Select Sector SPDR® ETF (each referred to as a “Fund”)
■    Unlike ordinary debt securities, the securities do not provide for fixed payments of interest, do not repay a fixed amount of principal at stated maturity and are subject to potential automatic call prior to stated maturity upon the terms described below. Whether the securities pay a contingent coupon payment, whether the securities are automatically called prior to stated maturity and, if they are not automatically called, whether you receive the face amount of your securities at stated maturity will depend, in each case, on the fund closing price of the lowest performing Fund on the relevant calculation day. The lowest performing Fund on any calculation day is the Fund that has the lowest fund closing price on that calculation day as a percentage of its starting price
■    Contingent Coupon. The securities will pay a contingent coupon payment on a monthly basis until the earlier of stated maturity or automatic call if, and only if, the fund closing price of the lowest performing Fund on the calculation day for that month is greater than or equal to its coupon threshold price. However, if the fund closing price of the lowest performing Fund on a calculation day is less than its coupon threshold price, you will not receive any contingent coupon payment for the relevant month. If the fund closing price of the lowest performing Fund is less than its coupon threshold price on every calculation day, you will not receive any contingent coupon payments throughout the entire term of the securities. The coupon threshold price for each Fund is equal to 70% of its starting price. The contingent coupon rate is 15.70% per annum
■    Automatic Call. If the fund closing price of the lowest performing Fund on any of the monthly calculation days from November 2026 to April 2029, inclusive, is greater than or equal to its starting price, the securities will be automatically called for the face amount plus a final contingent coupon payment
■    Potential Loss of Principal. If the securities are not automatically called prior to stated maturity, you will receive the face amount at stated maturity if, and only if, the fund closing price of the lowest performing Fund on the final calculation day is greater than or equal to its downside threshold price. If the fund closing price of the lowest performing Fund on the final calculation day is less than its downside threshold price, you will lose more than 40%, and possibly all, of the face  amount of your securities. The downside threshold price for each Fund is equal to 60% of its starting price
■    If the securities are not automatically called prior to stated maturity, you will have full downside exposure to the lowest performing Fund from its starting price if its fund closing price on the final calculation day is less than its downside threshold price, but you will not participate in any appreciation of any Fund and will not receive any dividends on securities included in any Fund
■    Your return on the securities will depend solely on the performance of the Fund that is the lowest performing Fund on each calculation day. You will not benefit in any way from the performance of a better performing Fund. Therefore, you will be adversely affected if any Fund performs poorly, even if another Fund performs favorably
■    All payments on the securities are subject to the credit risk of The Toronto-Dominion Bank (the “Bank”)
■    No exchange listing; designed to be held to maturity

The estimated value of the securities at the time the terms of your securities were set on the pricing date was $932.80 per security, as discussed further under “Selected Risk Considerations— Risks Relating To The Estimated Value Of The Securities And Any Secondary Market” beginning on page P-11 and “Estimated Value of the Securities” herein. The estimated value is less than the original offering price of the securities.
The securities have complex features and investing in the securities involves risks not associated with an investment in conventional debt securities. See “Selected Risk Considerations” beginning on page P-10 herein and “Risk Factors” beginning on page PS-5 of the accompanying product supplement and on page 1 of the accompanying prospectus.
The securities are senior unsecured debt obligations of the Bank, and, accordingly, all payments are subject to credit risk. The securities are not insured by the Canada Deposit Insurance Corporation pursuant to the Canada Deposit Insurance Corporation Act (the “CDIC Act”) or the U.S. Federal Deposit Insurance Corporation or any other governmental agency of Canada, the United States or any other jurisdiction.
Neither the U.S. Securities and Exchange Commission nor any state securities commission or other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this pricing supplement or the accompanying product supplement and prospectus. Any representation to the contrary is a criminal offense.
	Original Offering Price	Agent Discount(1)	Proceeds to The Toronto-Dominion Bank
Per Security	$1,000.00	$23.25	$976.75
Total	$1,000,000.00	$23,250.00	$976,750.00
(1)
The Agents will receive a commission of $23.25 (2.325%) per security and will use all of that commission to allow selling concessions to other dealers in connection with the distribution of the securities. The Agents may resell the securities to other securities dealers at the original offering price less a concession of $17.50 (1.75%) per security. Such securities dealers may include Wells Fargo Advisors (“WFA”, the trade name of the retail brokerage business of Wells Fargo Clearing Services, LLC and Wells Fargo Advisors Financial Network, LLC), an affiliate of Wells Fargo Securities, LLC (“Wells Fargo Securities”). The other dealers may forgo, in their sole discretion, some or all of their selling concessions. In addition to the selling concession allowed to WFA, Wells Fargo Securities may pay $0.75 (0.075%) per security of the agent discount to WFA as a distribution expense fee for each security sold by WFA. The Bank will reimburse TD Securities (USA) LLC (“TDS”) for certain expenses in connection with its role in the offer and sale of the securities, and the Bank will pay TDS a fee in connection with its role in the offer and sale of the securities. In respect of certain securities sold in this offering, we will pay a fee of up to $3.00 per security to selected securities dealers in consideration for marketing and other services in connection with the distribution of the securities to other securities dealers. See “Terms of the Securities—Agents” herein and “Supplemental Plan of Distribution (Conflicts of Interest) –Selling Restrictions” in the accompanying product supplement.

TD Securities (USA) LLC	Wells Fargo Securities

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside
Principal at Risk Securities Linked to the Lowest Performing of the iShares® MSCI Emerging Markets ETF, the VanEck® Semiconductor ETF and the State Street® Utilities Select Sector SPDR® ETF due June 1, 2029

Terms of the Securities

Issuer:	The Toronto-Dominion Bank (the “Bank”).
Market Measures:	The iShares® MSCI Emerging Markets ETF, the VanEck® Semiconductor ETF and the State Street® Utilities Select Sector SPDR® ETF (each referred to as a “Fund,” and collectively as the “Funds”).
Fund Underlying Indices
With respect to the iShares® MSCI Emerging Markets ETF: the MSCI® Emerging Markets IndexSM
With respect to the VanEck® Semiconductor ETF: the MVIS® US Listed Semiconductor 25 Index
With respect to the State Street® Utilities Select Sector SPDR® ETF: the Utilities Select Sector Index

Pricing Date:	May 29, 2026.
Issue Date:	June 3, 2026.
Original Offering Price:	$1,000 per security.
Face Amount:	$1,000 per security. References in this pricing supplement to a “security” are to a security with a face amount of $1,000.
Contingent Coupon Payment:
On each contingent coupon payment date, you will receive a contingent coupon payment at a per annum rate equal to the contingent coupon rate if, and only if, the fund closing price of the lowest performing Fund on the related calculation day is greater than or equal to its coupon threshold price. Each “contingent coupon payment,” if any, will be calculated per security as follows: ($1,000 × contingent coupon rate)/12. Any contingent coupon payment will be rounded to the nearest cent, with one-half cent rounded upward.
If the fund closing price of the lowest performing Fund on any calculation day is less than its coupon threshold price, you will not receive any contingent coupon payment on the related contingent coupon payment date. If the fund closing price of the lowest performing Fund is less than its coupon threshold price on all calculation days, you will not receive any contingent coupon payments over the term of the securities.

Contingent Coupon Payment Dates:
Monthly, on the third business day following each calculation day (as each such calculation day may be postponed pursuant to “—Market Disruption Events and Postponement Provisions” below, if applicable); provided that the contingent coupon payment date with respect to the final calculation day will be the stated maturity date.

Contingent Coupon Rate:	The “contingent coupon rate” is 15.70% per annum.
Automatic Call:
If the fund closing price of the lowest performing Fund on any of the calculation days from November 2026 to April 2029, inclusive, is greater than or equal to its starting price, the securities will be automatically called, and on the related call settlement date you will be entitled to receive a cash payment per security in U.S. dollars equal to the face amount plus a final contingent coupon payment. The securities will not be subject to automatic call until the sixth calculation day, which is approximately six months after the issue date.
If the securities are automatically called, they will cease to be outstanding on the related call settlement date and you will have no further rights under the securities after such call settlement date. You will not receive any notice from us if the securities are automatically called.

Calculation Days:
Monthly, on the 28th day of each calendar month, commencing in June 2026 and ending May 2029, each subject to postponement as described below under “—Market Disruption Events and Postponement Provisions.” We refer to the calculation day scheduled to occur in May 2029 (May 29, 2029) as the “final calculation day.”

Call Settlement Date:	Three business days after the applicable calculation day (as each such calculation day may be postponed pursuant to “—Market Disruption Events and Postponement Provisions” below, if applicable).
Stated Maturity Date:	June 1, 2029, subject to postponement. The securities are not subject to repayment at the option of any holder of the securities prior to the stated maturity date.
Maturity Payment Amount:
If the securities are not automatically called prior to the stated maturity date, you will be entitled to receive on the stated maturity date a cash payment per security in U.S. dollars equal to the maturity payment amount (in addition to the final contingent coupon payment, if any). The “maturity payment amount” per security will equal:
•  if the ending price of the lowest performing Fund on the final calculation day is greater than or equal to its downside threshold price: $1,000; or
•    if the ending price of the lowest performing Fund on the final calculation day is less than its downside threshold price:

$1,000 × performance factor of the lowest performing Fund on the final calculation day

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside
Principal at Risk Securities Linked to the Lowest Performing of the iShares® MSCI Emerging Markets ETF, the VanEck® Semiconductor ETF and the State Street® Utilities Select Sector SPDR® ETF due June 1, 2029

If the securities are not automatically called prior to stated maturity and the ending price of the lowest performing Fund on the final calculation day is less than its downside threshold price, you will lose more than 40%, and possibly all, of the face amount of your securities at stated maturity.
Any return on the securities will be limited to the sum of your contingent coupon payments, if any. You will not participate in any appreciation of any Fund, but you will have full downside exposure to the lowest performing Fund on the final calculation day if the ending price of that Fund is less than its downside threshold price.

Lowest Performing Fund:	For any calculation day, the “lowest performing Fund” will be the Fund with the lowest performance factor on that calculation day.
Performance Factor:	With respect to a Fund on any calculation day, its fund closing price on such calculation day divided by its starting price (expressed as a percentage).
Fund Closing Price:
With respect to each Fund, “fund closing price”, “closing price” and “adjustment factor” each has the meaning as set forth under “General Terms of the Securities—Certain Terms for Securities Linked to a Fund—Certain Definitions” in the accompanying product supplement.

Starting Price:
With respect to the iShares® MSCI Emerging Markets ETF: $68.60, its fund closing price on the pricing date.
With respect to the VanEck® Semiconductor ETF: $598.93, its fund closing price on the pricing date.
With respect to the State Street® Utilities Select Sector SPDR® ETF: $44.42, its fund closing price on the pricing date.

Ending Price:	The “ending price” of a Fund will be its fund closing price on the final calculation day.
Coupon Threshold Price:
With respect to the iShares® MSCI Emerging Markets ETF: $48.02, which is equal to 70% of its starting price.
With respect to the VanEck® Semiconductor ETF: $419.251, which is equal to 70% of its starting price.
With respect to the State Street® Utilities Select Sector SPDR® ETF: $31.094, which is equal to 70% of its starting price.

Downside Threshold Price:
With respect to iShares® MSCI Emerging Markets ETF: $41.16, which is equal to 60% of its starting price.
With respect to VanEck® Semiconductor ETF: $359.358, which is equal to 60% of its starting price.
With respect to the State Street® Utilities Select Sector SPDR® ETF: $26.652, which is equal to 60% of its starting price.

Market Disruption Events and Postponement Provisions:
Each calculation day is subject to postponement due to non-trading days and the occurrence of a market disruption event. In addition, the stated maturity date will be postponed if the final calculation day is postponed and will be adjusted for non-business days. For more information regarding adjustments to the calculation days and the stated maturity date, see “General Terms of the Securities—Consequences of a Market Disruption Event; Postponement of a Calculation Day—Securities Linked to Multiple Market Measures” and “—Payment Dates” in the accompanying product supplement. For purposes of the accompanying product supplement, each call settlement date and the stated maturity date is a “payment date.” In addition, for information regarding the circumstances that may result in a market disruption event, see “General Terms of the Securities—Certain Terms for Securities Linked to a Fund—Market Disruption Events” in the accompanying product supplement.

Calculation Agent:	The Bank
U.S. Tax Treatment:
By purchasing the securities, you agree, in the absence of a statutory or regulatory change or an administrative determination or judicial ruling to the contrary, to treat the securities, for U.S. federal income tax purposes, as prepaid derivative contracts with respect to the Funds with associated contingent coupon payments. If the securities are so treated, any contingent coupon payment paid on the securities should be treated as ordinary income includable in income by you in accordance with your regular method of accounting for U.S. federal income tax purposes. Based on certain factual representations received from us, our special U.S. tax counsel, Fried, Frank, Harris, Shriver & Jacobson LLP, is of the opinion that it would be reasonable to treat the securities in the manner described above. However, because there is no authority that specifically addresses the tax treatment of the securities, it is possible that your securities could alternatively be treated for tax purposes as a single contingent payment debt instrument, as a constructive ownership transaction under Section 1260 of the Code, or pursuant to some other characterization, such that the timing and character of your income from the securities could differ materially and adversely from the treatment described above, as described further under “Material U.S. Federal Income Tax Consequences” herein and in the product supplement. An investment in the securities is not appropriate for non-U.S. holders, and we will not attempt to ascertain the tax consequences to non-U.S. holders of the purchase, ownership or disposition of the securities.

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside
Principal at Risk Securities Linked to the Lowest Performing of the iShares® MSCI Emerging Markets ETF, the VanEck® Semiconductor ETF and the State Street® Utilities Select Sector SPDR® ETF due June 1, 2029

Canadian Tax Treatment:
Please see the discussion herein under “Canadian Taxation”. We will not pay any additional amounts as a result of any withholding required by reason of the rules governing hybrid mismatch arrangements contained in sections 12.7 and 18.4 of the Canadian Tax Act (as defined under “Canadian Taxation” herein), as such rules may be amended from time to time.

Agents:
TD Securities (USA) LLC and Wells Fargo Securities, LLC.
The Agents will receive a commission of $23.25 (2.325%) per security and will use all of that commission to allow selling concessions to other dealers in connection with the distribution of the securities. The Agents may resell the securities to other securities dealers at the original offering price less a concession of $17.50 (1.75%) per security. Such securities dealers may include WFA. In addition to the selling concession allowed to WFA, Wells Fargo Securities may pay $0.75 (0.075%) per security of the agent discount to WFA as a distribution expense fee for each security sold by WFA.
In addition, in respect of certain securities sold in this offering, we will pay a fee of up to $3.00 per security to selected securities dealers in consideration for marketing and other services in connection with the distribution of the securities to other securities dealers. We or one of our affiliates will also pay a fee to iCapital Markets LLC, who is acting as a dealer in connection with the distribution of the securities.
The price at which you purchase the securities includes costs that the Bank, the Agents or their respective affiliates expect to incur and profits that the Bank, the Agents or their respective affiliates expect to realize in connection with hedging activities related to the securities, as set forth above. These costs and profits will likely reduce the secondary market price, if any secondary market develops, for the securities. As a result, you may experience an immediate and substantial decline in the market value of your securities on the pricing date. See “Selected Risk Considerations — Risks Relating To The Estimated Value Of The Securities And Any Secondary Market — The Agent Discount, Offering Expenses And Certain Hedging Costs Are Likely To Adversely Affect Secondary Market Prices” in this pricing supplement.

Listing:	The securities will not be listed or displayed on any securities exchange or electronic communications network
Canadian Bail-in:	The securities are not bail-inable debt securities under the CDIC Act
Denominations:	$1,000 and any integral multiple of $1,000.
CUSIP / ISIN:	89115LXX1 / US89115LXX18

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside
Principal at Risk Securities Linked to the Lowest Performing of the iShares® MSCI Emerging Markets ETF, the VanEck® Semiconductor ETF and the State Street® Utilities Select Sector SPDR® ETF due June 1, 2029

Additional Information about the Bank and the Securities
You should read this pricing supplement together with product supplement MLN-WF-1 dated February 26, 2025, the underlier supplement dated February 26, 2025 and the prospectus dated February 26, 2025 for additional information about the securities. Information included in this pricing supplement supersedes information in the product supplement, underlier supplement and prospectus to the extent it is different from that information. Certain defined terms used but not defined herein have the meanings set forth in the product supplement, underlier supplement or prospectus. In the event of any conflict, the following hierarchy will govern: first, this pricing supplement; second, the product supplement; third, the underlier supplement; and last, the prospectus. The securities may vary from the terms described in the accompanying product supplement, underlier supplement and prospectus in several important ways. You should read this pricing supplement, including the documents incorporated herein, carefully.
You may access the product supplement, underlier supplement and prospectus on the SEC website www.sec.gov as follows (or if such address has changed, by reviewing our filing for the relevant date on the SEC website):
•	Product Supplement MLN-WF-1 dated February 26, 2025: http://www.sec.gov/Archives/edgar/data/947263/000114036125006130/ef20044457_424b3.htm

•	Underlier Supplement dated February 26, 2025: http://www.sec.gov/Archives/edgar/data/947263/000114036125006121/ef20044458_424b3.htm

•	Prospectus dated February 26, 2025: http://www.sec.gov/Archives/edgar/data/947263/000119312525036639/d931193d424b5.htm

Our Central Index Key, or CIK, on the SEC website is 0000947263. As used in this pricing supplement, the “Bank,” “we,” “us,” or “our” refers to The Toronto-Dominion Bank and its subsidiaries.
We reserve the right to change the terms of, or reject any offer to purchase, the securities prior to their issuance. In the event of any changes to the terms of the securities, we will notify you and you will be asked to accept such changes in connection with your purchase. You may also choose to reject such changes, in which case we may reject your offer to purchase.

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside
Principal at Risk Securities Linked to the Lowest Performing of the iShares® MSCI Emerging Markets ETF, the VanEck® Semiconductor ETF and the State Street® Utilities Select Sector SPDR® ETF due June 1, 2029

Estimated Value of the Securities
The final terms for the securities were determined on the pricing date, as indicated under “Terms of the Securities” herein, based on prevailing market conditions on the pricing date, and are set forth in this pricing supplement.
The economic terms of the securities are based on our internal funding rate (which is our internal borrowing rate based on variables such as market benchmarks and our appetite for borrowing), and several factors, including any sales commissions expected to be paid to TDS or another affiliate of ours, any selling concessions, discounts, commissions or fees expected to be allowed or paid to non-affiliated intermediaries, the estimated profit that we or any of our affiliates expect to earn in connection with structuring the securities, estimated costs which we may incur in connection with the securities and an estimate of the difference between the amounts we pay to an affiliate of Wells Fargo Securities and the amounts that an affiliate of Wells Fargo Securities pays to us in connection with hedging your securities as described further under “Terms of the Securities—Agents” herein and “Risk Factors—Risks Relating To Hedging Activities And Conflicts Of Interest” in the accompanying product supplement. Because our internal funding rate generally represents a discount from the levels at which our benchmark debt securities trade in the secondary market, the use of an internal funding rate for the securities rather than the levels at which our benchmark debt securities trade in the secondary market is expected to have had an adverse effect on the economic terms of the securities.
On the cover page of this pricing supplement, we have provided the estimated value for the securities. The estimated value was determined by reference to our internal pricing models which take into account a number of variables and are based on a number of assumptions, which may or may not materialize, typically including volatility, interest rates (forecasted, current and historical rates), price-sensitivity analysis, time to maturity of the securities and our internal funding rate. For more information about the estimated value, see “Selected Risk Considerations — Risks Relating To The Estimated Value Of The Securities And Any Secondary Market” herein. Because our internal funding rate generally represents a discount from the levels at which our benchmark debt securities trade in the secondary market, the use of an internal funding rate for the securities rather than the levels at which our benchmark debt securities trade in the secondary market is expected, assuming all other economic terms are held constant, to increase the estimated value of the securities. For more information see the discussion under “Selected Risk Considerations — Risks Relating To The Estimated Value Of The Securities And Any Secondary Market — The Estimated Value Of Your Securities Is Based On Our Internal Funding Rate.”
Our estimated value of the securities is not a prediction of the price at which the securities may trade in the secondary market, nor will it be the price at which the Agents may buy or sell the securities in the secondary market. Subject to normal market and funding conditions, the Agents or another affiliate of ours intends to offer to purchase the securities in the secondary market but it is not obligated to do so.
Assuming that all relevant factors remain constant after the pricing date, the price at which the Agents may initially buy or sell the securities in the secondary market, if any, may exceed our estimated value on the pricing date for a temporary period expected to be approximately three months after the issue date because, in our discretion, we may elect to effectively reimburse to investors a portion of the estimated cost of hedging our obligations under the securities and other costs in connection with the securities which we will no longer expect to incur over the term of the securities. We made such discretionary election and determined this temporary reimbursement period on the basis of a number of factors, including the tenor of the securities and any agreement we may have with the distributors of the securities. The amount of our estimated costs which we effectively reimburse to investors in this way may not be allocated ratably throughout the reimbursement period, and we may discontinue such reimbursement at any time or revise the duration of the reimbursement period after the issue date of the securities based on changes in market conditions and other factors that cannot be predicted.
We urge you to read the “Selected Risk Considerations” in this pricing supplement.

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside
Principal at Risk Securities Linked to the Lowest Performing of the iShares® MSCI Emerging Markets ETF, the VanEck® Semiconductor ETF and the State Street® Utilities Select Sector SPDR® ETF due June 1, 2029

Investor Considerations
The securities are not appropriate for all investors. The securities may be an appropriate investment for investors who:
■
seek an investment with contingent coupon payments at a rate of 15.70% per annum until the earlier of stated maturity or automatic call, if, and only if, the fund closing price of the lowest performing Fund on the applicable calculation day is greater than or equal to 70% of its starting price;

■
understand that if the ending price of the lowest performing Fund on the final calculation day has declined by more than 40% from its starting price, they will be fully exposed to the decline in the lowest performing Fund from its starting price and will lose more than 40%, and possibly all, of the face amount at stated maturity;

■	are willing to accept the risk that they may receive few or no contingent coupon payments over the term of the securities;
■	understand that the securities may be automatically called prior to stated maturity and that the term of the securities may be as short as approximately six months;
■
understand that the return on the securities will depend solely on the performance of the Fund that is the lowest performing Fund on each calculation day and that they will not benefit in any way from the performance of a better performing Fund;

■	understand that the securities are riskier than alternative investments linked to only one of the Funds or linked to a basket composed of each Fund;
■	understand and are willing to accept the full downside risks of each Fund;
■	are willing to forgo participation in any appreciation of any Fund and dividends on the shares of any Fund and the securities held by any Fund; and
■	are willing to hold the securities until maturity.
The securities may not be an appropriate investment for investors who:
■	seek a liquid investment or are unable or unwilling to hold the securities to maturity;
■	require full payment of the face amount of the securities at stated maturity;
■	seek a security with a fixed term;
■	are unwilling to purchase securities with an estimated value as of the pricing date that is lower than the original offering price;
■	are unwilling to accept the risk that the fund closing price of the lowest performing Fund on the final calculation day may decline by more than 40% from its starting price;
■	seek certainty of current income over the term of the securities;
■	seek exposure to the upside performance of any or each Fund;
■
seek exposure to a basket composed of each Fund or a similar investment in which the overall return is based on a blend of the performances of the Funds, rather than solely on the lowest performing Fund;

■	are unwilling to accept the risk of exposure to the Funds;
■	are unwilling to accept the credit risk of the Bank; or
■	prefer the lower risk of conventional fixed income investments with comparable maturities issued by companies with comparable credit ratings.

The considerations identified above are not exhaustive. Whether or not the securities are an appropriate investment for you will depend on your individual circumstances, and you should reach an investment decision only after you and your investment, legal, tax, accounting and other advisors have carefully considered the appropriateness of an investment in the securities in light of your particular circumstances. You should also review carefully the “Selected Risk Considerations” herein and the “Risk Factors” in the accompanying product supplement for risks related to an investment in the securities. For more information about the Funds, please see the section titled “The Market Measures” below.

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside
Principal at Risk Securities Linked to the Lowest Performing of the iShares® MSCI Emerging Markets ETF, the VanEck® Semiconductor ETF and the State Street® Utilities Select Sector SPDR® ETF due June 1, 2029

Determining Payment On A Contingent Coupon Payment Date and at Maturity
If the securities have not been previously automatically called, on each contingent coupon payment date, you will either receive a contingent coupon payment or you will not receive a contingent coupon payment, depending on the fund closing price of the lowest performing Fund on the related calculation day.
Step 1: Determine which Fund is the lowest performing Fund on the relevant calculation day. The lowest performing Fund on any calculation day is the Fund with the lowest performance factor on that calculation day. The performance factor of a Fund on a calculation day is its fund closing price on that calculation day as a percentage of its starting price (i.e., its fund closing price on that calculation day divided by its starting price).
Step 2: Determine whether a contingent coupon payment is paid on the applicable contingent coupon payment date based on the fund closing price of the lowest performing Fund on the relevant calculation day, as follows:

If the securities have not been automatically called prior to the stated maturity date, then at maturity you will receive (in addition to the final contingent coupon payment, if any) a cash payment per security (the maturity payment amount) calculated as follows:
Step 1: Determine which Fund is the lowest performing Fund on the final calculation day. The lowest performing Fund on the final calculation day is the Fund with the lowest performance factor on the final calculation day. The performance factor of a Fund on the final calculation day is its ending price as a percentage of its starting price (i.e., its ending price divided by its starting price).
Step 2: Calculate the maturity payment amount based on the ending price of the lowest performing Fund, as follows:

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside
Principal at Risk Securities Linked to the Lowest Performing of the iShares® MSCI Emerging Markets ETF, the VanEck® Semiconductor ETF and the State Street® Utilities Select Sector SPDR® ETF due June 1, 2029

Hypothetical Payout Profile
The following profile illustrates the potential maturity payment amount on the securities (excluding the final contingent coupon payment, if any) for a range of hypothetical performances of the lowest performing Fund on the final calculation day from its starting price to its ending price, assuming the securities have not been automatically called prior to the stated maturity date. As this profile illustrates, in no event will you have a positive rate of return based solely on the maturity payment amount received at maturity; any positive return will be based solely on the contingent coupon payments, if any, received during the term of the securities. This graph has been prepared for purposes of illustration only. Your actual return will depend on the actual ending price of the lowest performing Fund on the final calculation day and whether you hold your securities to stated maturity. The performance of a better performing Fund is not relevant to your return on the securities.

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside
Principal at Risk Securities Linked to the Lowest Performing of the iShares® MSCI Emerging Markets ETF, the VanEck® Semiconductor ETF and the State Street® Utilities Select Sector SPDR® ETF due June 1, 2029

Selected Risk Considerations
The securities have complex features and investing in the securities will involve risks not associated with an investment in conventional debt securities. Some of the risks that apply to an investment in the securities are summarized below, but we urge you to read the more detailed explanation of the risks relating to the securities generally in the “Risk Factors” section of the accompanying product supplement. You should reach an investment decision only after you have carefully considered with your advisors the appropriateness of an investment in the securities in light of your particular circumstances.
Risks Relating To The Securities Generally
If The Securities Are Not Automatically Called Prior To Stated Maturity, You May Lose Some Or All Of The Face Amount Of Your Securities At Stated Maturity.
We will not repay you a fixed amount on the securities at stated maturity. If the securities are not automatically called prior to stated maturity, you will receive a maturity payment amount that will be equal to or less than the face amount, depending on the ending price of the lowest performing Fund on the final calculation day.
If the ending price of the lowest performing Fund on the final calculation day is less than its downside threshold price, the maturity payment amount will be reduced by an amount equal to the decline in the price of the lowest performing Fund from its starting price (expressed as a percentage of its starting price). The downside threshold price for each Fund is 60% of its starting price. For example, if the securities are not automatically called and the lowest performing Fund on the final calculation day has declined by 40.1% from its starting price to its ending price, you will not receive any benefit of the contingent downside protection feature and you will lose 40.1% of the face amount. As a result, you will not receive any protection if the price of the lowest performing Fund on the final calculation day declines significantly and you may lose some, and possibly all, of the face amount at stated maturity, even if the price of the lowest performing Fund is greater than or equal to its starting price or its downside threshold price at certain times during the term of the securities.
Even if the ending price of the lowest performing Fund on the final calculation day is greater than or equal to its downside threshold price, the maturity payment amount will not exceed the face amount, and your yield on the securities, taking into account any contingent coupon payments you may have received during the term of the securities, may be less than the yield you would earn if you bought a traditional interest-bearing debt security of the Bank or another issuer with a similar credit rating.
The Securities Do Not Provide For Fixed Payments Of Interest And You May Receive No Coupon Payments On One Or More Contingent Coupon Payment Dates, Or Even Throughout The Entire Term Of The Securities.
On each contingent coupon payment date you will receive a contingent coupon payment if, and only if, the fund closing price of the lowest performing Fund on the related calculation day is greater than or equal to its coupon threshold price. The coupon threshold price for each Fund is 70% of its starting price. If the fund closing price of the lowest performing Fund on any calculation day is less than its coupon threshold price, you will not receive any contingent coupon payment on the related contingent coupon payment date, and if the fund closing price of the lowest performing Fund is less than its coupon threshold price on each calculation day over the term of the securities, you will not receive any contingent coupon payments over the entire term of the securities.
The Securities Are Subject To The Full Risks Of Each Fund And Will Be Negatively Affected If Any Fund Performs Poorly, Even If Another Fund Performs Favorably.
You are subject to the full risks of each Fund. If any Fund performs poorly, you will be negatively affected, even if another Fund performs favorably. The securities are not linked to a basket composed of the Funds, where the better performance of a Fund could offset the poor performance of another. Instead, you are subject to the full risks of whichever Fund is the lowest performing Fund on each calculation day. As a result, the securities are riskier than an alternative investment linked to only one of the Funds or linked to a basket composed of each Fund. You should not invest in the securities unless you understand and are willing to accept the full downside risks of each Fund.
Your Return On The Securities Will Depend Solely On The Performance Of The Fund That Is The Lowest Performing Fund On Each Calculation Day, And You Will Not Benefit In Any Way From The Performance Of A Better Performing Fund.
Your return on the securities will depend solely on the performance of the Fund that is the lowest performing Fund on each calculation day. Although it is necessary for each Fund to close at or above its respective coupon threshold price on the relevant calculation day in order for you to receive a contingent coupon payment and above its respective downside threshold price on the final calculation day for you to receive the face amount of your securities at maturity, you will not benefit in any way from the performance of a better performing Fund. The securities may underperform an alternative investment linked to a basket composed of the Funds, since in such case the performance of any better performing Fund would be blended with the performance of the lowest performing Fund, resulting in a better return than the return of the lowest performing Fund alone.
You Will Be Subject To Risks Resulting From The Relationship Among The Funds.
It is preferable from your perspective for the Funds to be correlated with each other so that their prices will tend to increase or decrease at similar times and by similar magnitudes. By investing in the securities, you assume the risk that the Funds will not exhibit this relationship. The less correlated the Funds, the more likely it is that any one of the Funds will be performing poorly at any time over the term of the securities. All that is necessary for the securities to perform poorly is for one of the Funds to perform poorly; the performance of a better performing Fund is not relevant to your return on the securities. It is impossible to predict what the relationship among the Funds will be over the term of the securities. To the extent the Funds operate in different industries or sectors of the market, such industries and sectors may not perform similarly over the term of the securities.

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside
Principal at Risk Securities Linked to the Lowest Performing of the iShares® MSCI Emerging Markets ETF, the VanEck® Semiconductor ETF and the State Street® Utilities Select Sector SPDR® ETF due June 1, 2029

You May Be Fully Exposed To The Decline In The Lowest Performing Fund On The Final Calculation Day From Its Starting Price, But Will Not Participate In Any Positive Performance Of Any Fund.
Even though you will be fully exposed to a decline in the price of the lowest performing Fund on the final calculation day if its ending price is below its downside threshold price, you will not participate in any increase in the price of any Fund over the term of the securities. Your maximum possible return on the securities will be limited to the sum of the contingent coupon payments you receive, if any. Consequently, your return on the securities may be significantly less than the return you could achieve on an alternative investment that provides for participation in an increase in the price of any or each Fund.
Higher Contingent Coupon Rates Are Associated With Greater Risk.
The securities offer contingent coupon payments at a higher rate, if paid, than the fixed rate we would pay on conventional debt securities of the same maturity. These higher potential contingent coupon payments are associated with greater levels of expected risk as of the pricing date as compared to conventional debt securities, including the risk that you may not receive a contingent coupon payment on one or more, or any, contingent coupon payment dates and the risk that you may lose a substantial portion, and possibly all, of the face amount at maturity. The volatility of the Funds and the correlation among the Funds are important factors affecting this risk. Volatility is a measurement of the size and frequency of daily fluctuations in the price of a Fund, typically observed over a specified period of time. Volatility can be measured in a variety of ways, including on a historical basis or on an expected basis as implied by option prices in the market. Correlation is a measurement of the extent to which the prices of the Funds tend to fluctuate at the same time, in the same direction and in similar magnitudes. Greater expected volatility of the Funds or lower expected correlation among the Funds as of the pricing date may result in a higher contingent coupon rate, but it also represents a greater expected likelihood as of the pricing date that the fund closing price of at least one Fund will be less than its coupon threshold price on one or more calculation days, such that you will not receive one or more, or any, contingent coupon payments during the term of the securities, and that the fund closing price of at least one Fund will be less than its downside threshold price on the final calculation day such that you will lose a substantial portion, and possibly all, of the face amount at maturity. In general, the higher the contingent coupon rate is relative to the fixed rate we would pay on conventional debt securities, the greater the expected risk that you will not receive one or more, or any, contingent coupon payments during the term of the securities and that you will lose a substantial portion, and possibly all, of the face amount at maturity.
You Will Be Subject To Reinvestment Risk.
If your securities are automatically called, the term of the securities may be reduced to as short as approximately six months. There is no guarantee that you would be able to reinvest the proceeds from an investment in the securities at a comparable return for a similar level of risk in the event the securities are automatically called prior to maturity.
Each Calculation Day (Including The Final Calculation Day) And The Related Call Settlement Date (Including The Stated Maturity Date) Is Subject To Market Disruption Events And Postponements.
Each calculation day (including the final calculation day), and therefore the potential call settlement date and/or contingent coupon payment date (including the maturity date), is subject to postponement in the case of a market disruption event or a non-trading day as described herein and in the accompanying product supplement.
Risks Relating To An Investment In the Bank’s Debt Securities, Including The Securities
Investors Are Subject To The Bank’s Credit Risk, And The Bank’s Credit Ratings And Credit Spreads May Adversely Affect The Market Value Of The Securities.
Although the return on the securities will be based on the performance of the lowest performing Fund on the related calculation day, the payment of any amount due on the securities is subject to the Bank’s credit risk. The securities are the Bank’s senior unsecured debt obligations. Investors are dependent on the Bank’s ability to pay all amounts due on the securities on each contingent coupon payment date, as well as the call settlement date or stated maturity date, as applicable, and therefore, investors are subject to the credit risk of the Bank and to changes in the market’s view of the Bank’s creditworthiness. Any decrease in the Bank’s credit ratings or increase in the credit spreads charged by the market for taking the Bank’s credit risk is likely to adversely affect the market value of the securities. If the Bank becomes unable to meet its financial obligations as they become due, investors may not receive any amounts due under the terms of the securities.
Risks Relating To The Estimated Value Of The Securities And Any Secondary Market
The Estimated Value Of Your Securities Is Less Than The Original Offering Price Of Your Securities.
The estimated value of your securities is less than the original offering price of your securities. The difference between the original offering price of your securities and the estimated value of the securities reflects costs and expected profits associated with selling and structuring the securities, as well as hedging our obligations under the securities. Because hedging our obligations entails risks and may be influenced by market forces beyond our control, this hedging may result in a profit that is more or less than expected, or a loss.

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside
Principal at Risk Securities Linked to the Lowest Performing of the iShares® MSCI Emerging Markets ETF, the VanEck® Semiconductor ETF and the State Street® Utilities Select Sector SPDR® ETF due June 1, 2029

The Estimated Value Of Your Securities Is Based On Our Internal Funding Rate.
The estimated value of your securities is determined by reference to our internal funding rate. The internal funding rate used in the determination of the estimated value of the securities generally represents a discount from the credit spreads for our conventional, fixed-rate debt securities and the borrowing rate we would pay for our conventional, fixed-rate debt securities. This discount is based on, among other things, our view of the funding value of the securities as well as the higher issuance, operational and ongoing liability management costs of the securities in comparison to those costs for our conventional, fixed-rate debt, as well as estimated financing costs of any hedge positions, taking into account regulatory and internal requirements. If the interest rate implied by the credit spreads for our conventional, fixed-rate debt securities, or the borrowing rate we would pay for our conventional, fixed-rate debt securities were to be used, we would expect the economic terms of the securities to be more favorable to you. Additionally, assuming all other economic terms are held constant, the use of an internal funding rate for the securities is expected to increase the estimated value of the securities at any time.
The Estimated Value Of The Securities Is Based On Our Internal Pricing Models, Which May Prove To Be Inaccurate And May Be Different From The Pricing Models Of Other Financial Institutions.
The estimated value of your securities is based on our internal pricing models, which take into account a number of variables, such as our internal funding rate on the pricing date, and are based on a number of subjective assumptions, which are not evaluated or verified on an independent basis and may or may not materialize. Further, our pricing models may be different from other financial institutions’ pricing models and the methodologies used by us to estimate the value of the securities may not be consistent with those of other financial institutions that may be purchasers or sellers of the securities in the secondary market. As a result, the secondary market price of your securities may be materially less than the estimated value of the securities determined by reference to our internal pricing models. In addition, market conditions and other relevant factors in the future may change, and any assumptions may prove to be incorrect.
The Estimated Value Of Your Securities Is Not A Prediction Of The Prices At Which You May Sell Your Securities In The Secondary Market, If Any, And Such Secondary Market Prices, If Any, Will Likely Be Less Than The Original Offering Price Of Your Securities And May Be Less Than The Estimated Value Of Your Securities.
The estimated value of the securities is not a prediction of the prices at which the Agents, other affiliates of ours or third parties may be willing to purchase the securities from you in secondary market transactions (if they are willing to purchase, which they are not obligated to do). The price at which you may be able to sell your securities in the secondary market at any time, if any, may be based on pricing models that differ from our pricing models and will be influenced by many factors that cannot be predicted, such as market conditions and any bid and ask spread for similar sized trades, and may be substantially less than our estimated value of the securities. Further, as secondary market prices of your securities take into account the levels at which our debt securities trade in the secondary market and do not take into account our various costs and expected profits associated with selling and structuring the securities, as well as hedging our obligations under the securities, secondary market prices of your securities will likely be less than the original offering price of your securities. As a result, the price at which the Agents, other affiliates of ours or third parties may be willing to purchase the securities from you in secondary market transactions, if any, will likely be less than the price you paid for your securities, and any sale prior to the stated maturity date could result in a substantial loss to you.
The Temporary Price At Which We May Initially Buy The Securities In The Secondary Market May Not Be Indicative Of Future Prices Of Your Securities.
Assuming that all relevant factors remain constant after the pricing date, the price at which the Agents may initially buy or sell the securities in the secondary market (if the Agents make a market in the securities, which they are not obligated to do) may exceed the estimated value of the securities on the pricing date, as well as the secondary market value of the securities, for a temporary period after the pricing date of the securities, as discussed further under “Estimated Value of the Securities”. The price at which the Agents may initially buy or sell the securities in the secondary market may not be indicative of future prices of your securities.
The Agent Discount, Offering Expenses And Certain Hedging Costs Are Likely To Adversely Affect Secondary Market Prices.
Assuming no changes in market conditions or any other relevant factors, the price, if any, at which you may be able to sell the securities will likely be less than the original offering price. The original offering price includes, and any price quoted to you is likely to exclude, the agent discount paid in connection with the initial distribution, offering expenses as well as the cost of hedging our obligations under the securities. In addition, any such price is also likely to reflect dealer discounts, mark-ups and other transaction costs, such as a discount to account for costs associated with establishing or unwinding any related hedge transaction. In addition, because an affiliate of Wells Fargo Securities is to conduct hedging activities for us in connection with the securities, that affiliate may profit in connection with such hedging activities and such profit, if any, will be in addition to the compensation that the dealer receives for the sale of the securities to you. You should be aware that the potential to earn fees in connection with hedging activities may create a further incentive for the dealer to sell the securities to you in addition to the compensation they would receive for the sale of the securities.
There May Not Be An Active Trading Market For The Securities — Sales In The Secondary Market May Result In Significant Losses.
There may be little or no secondary market for the securities. The securities will not be listed or displayed on any securities exchange or any electronic communications network. The Agents and their respective affiliates may make a market for the securities; however, they are not required to do so. The Agents and their respective affiliates may stop any market-making activities at any time. Even if a secondary market for the securities develops, it may not provide significant liquidity or trade at prices advantageous to you. We expect that transaction costs in any secondary market would be high. As a result, the difference between bid and ask prices for your securities in any secondary market could be substantial.
If you sell your securities before the stated maturity date, you may have to do so at a substantial discount from the face amount irrespective of the price of the Funds, and as a result, you may suffer substantial losses.

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside
Principal at Risk Securities Linked to the Lowest Performing of the iShares® MSCI Emerging Markets ETF, the VanEck® Semiconductor ETF and the State Street® Utilities Select Sector SPDR® ETF due June 1, 2029

If The Prices Of Any Funds Or Their Constituent Stocks Change, The Market Value Of Your Securities May Not Change In The Same Manner.
Your securities may trade quite differently from the performance of any of the Funds or the securities held by the Funds. Changes in the prices of any Fund or the securities held by the Funds generally or the lowest performing Fund specifically may not result in a comparable change in the market value of your securities. Even if the price of each Fund increases above its starting price during the term of the securities, the market value of your securities may not increase by the same amount and could decline.
Risks Relating To The Funds
Any Payments On The Securities And Whether The Securities Are Automatically Called Will Depend Upon The Performance Of The Funds And Therefore The Securities Are Subject To The Following Risks, Each As Discussed In More Detail In The Accompanying Product Supplement.
•
Investing In The Securities Is Not The Same As Investing In The Funds. Investing in the securities is not equivalent to investing in any of the Funds. As an investor in the securities, your return will not reflect the return you would realize if you actually owned and held the securities held by the Fund for a period similar to the term of the securities because you will not receive any dividend payments, distributions or any other payments paid on any Fund or those securities. As a holder of the securities, you will not have any voting rights or any other rights that holders of the Funds or the securities held by the Fund would have.

•	Historical Values Of A Market Measure Should Not Be Taken As An Indication Of The Future Performance Of The Market Measures During The Term Of The Securities.
•	Changes That Affect A Fund Or Its Fund Underlying Index May Adversely Affect The Value Of The Securities And Any Payments On The Securities.
•	We, The Agents And Our or Their Respective Affiliates Cannot Control Actions By Any Of The Unaffiliated Companies Whose Securities Are Included In A Fund Or Its Fund Underlying Index.
•
We, The Agents And Our or Their Respective Affiliates Have No Affiliation With Any Fund Sponsor Or Fund Underlying Index Sponsor And Have Not Independently Verified Their Public Disclosure Of Information.

•	An Investment Linked To The Shares Of A Fund Is Different From An Investment Linked To Its Fund Underlying Index.
•	There Are Management And Liquidity Risks Associated With A Fund.
•	Anti-dilution Adjustments Relating To The Shares Of A Fund Do Not Address Every Event That Could Affect Such Shares.
The Securities are Subject to Non-U.S. Currency Exchange Rate Risk.
The stocks of companies held by the VanEck® Semiconductor ETF and the iShares® MSCI Emerging Markets ETF may be traded and quoted in non-U.S. currencies on non-U.S. markets. The prices of such stocks that are quoted and traded in a currency other than U.S. dollars are converted into U.S. dollars for purposes of calculating the price of the VanEck® Semiconductor ETF and the iShares® MSCI Emerging Markets ETF. As a result, holders of the securities will be exposed to currency exchange rate risk with respect to each of the currencies in which such stocks are denominated. The values of the currencies of such stocks may be subject to a high degree of fluctuation due to changes in interest rates, the effects of monetary policies issued by the United States, non-U.S. governments, central banks or supranational entities, the imposition of currency controls or other national or global political or economic developments. The price of the VanEck® Semiconductor ETF and the iShares® MSCI Emerging Markets ETF will depend on the extent to which the relevant non-U.S. currencies, if any, strengthen or weaken against the U.S. dollar and the relative weight of each non-U.S. stock. If, taking into account such weighting, the U.S. dollar strengthens against the relevant non-U.S. currencies, the value of such stocks, and therefore the price of the VanEck® Semiconductor ETF and the iShares® MSCI Emerging Markets ETF, will be adversely affected and the value of, and return on, the securities may decrease.
The U.K. Financial Conduct Authority and regulators from other countries are in the process of investigating the potential manipulation of published currency exchange rates. If such manipulation has occurred or is continuing, certain published exchange rates may have been, or may be in the future, artificially lower (or higher) than they would otherwise have been. Any such manipulation could have an adverse impact on the market value of, and return on, your securities and the trading market for your securities. In addition, we cannot predict whether any changes or reforms affecting the determination or publication of exchange rates or the supervision of currency trading will be implemented in connection with these investigations. Any such changes or reforms could also adversely impact your securities.
The Securities Are Subject To Non-U.S. Securities Market Risk.
The securities are subject to risks associated with non-U.S. securities because the VanEck® Semiconductor ETF and the iShares® MSCI Emerging Markets ETF includes stocks that are issued by non-U.S. companies. Market developments may affect non-U.S. companies differently from U.S. companies and direct or indirect government intervention to stabilize these non-U.S. markets, as well as cross shareholdings in non-U.S. companies, may affect trading prices and volumes in those markets. Securities issued by non-U.S. companies are subject to political, economic, financial and social factors that may be unique to the particular country. These factors, which could negatively affect the applicable stocks include the possibility of recent or future changes in the non-U.S. government’s economic and fiscal policies, the possible imposition of, or changes in, currency exchange laws or other non-U.S. laws or restrictions applicable to non-U.S. companies or investments in non-U.S. equity securities and the possibility of fluctuations in the rate of exchange between currencies.

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside
Principal at Risk Securities Linked to the Lowest Performing of the iShares® MSCI Emerging Markets ETF, the VanEck® Semiconductor ETF and the State Street® Utilities Select Sector SPDR® ETF due June 1, 2029

Moreover, certain aspects of a particular non-U.S. economy may differ favorably or unfavorably from the U.S. economy in important respects, such as growth of gross national product, rate of inflation, capital reinvestment, resources and self-sufficiency.
The Securities are Subject to Risks Associated with Emerging Markets.
The VanEck® Semiconductor ETF and the iShares® MSCI Emerging Markets ETF consists of stocks issued by companies in countries with emerging markets. Countries with emerging markets may have relatively unstable governments, may present the risks of nationalization of businesses, restrictions on foreign ownership and prohibitions on the repatriation of assets, and may have less protection of property rights than more developed countries. The economies of countries with emerging markets may be based on only a few industries, may be highly vulnerable to changes in local or global trade conditions (due to economic dependence upon commodity prices and international trade), and may suffer from extreme and volatile debt burdens, currency devaluations or inflation rates. Local securities markets may trade a small number of securities and may be unable to respond effectively to increases in trading volume, potentially making prompt liquidation of holdings difficult or impossible at times. The stocks of companies held by the VanEck® Semiconductor ETF and the iShares® MSCI Emerging Markets ETF may be listed on a foreign stock exchange. A foreign stock exchange may impose trading limitations intended to prevent extreme fluctuations in individual security prices and may suspend trading in certain circumstances. These actions could limit variations in the closing prices, which could, in turn, adversely affect the value of, and return on, the securities.
Additionally, pursuant to certain executive orders, U.S. persons are prohibited from engaging in transactions in publicly traded securities of certain companies that are determined to be linked to the military, intelligence and security apparatus of the People’s Republic of China. The prohibition also covers any securities that are derivative of, or are designed to provide investment exposure to, such securities. In response to this, the sponsor of the fund underlying index of the VanEck® Semiconductor ETF and the  iShares® MSCI Emerging Markets ETF, each as defined herein, publicly announced that it removed the equity securities of a small number of companies from such fund underlying index and the investment adviser of each such ETF also publicly announced that it removed affected stocks from such ETF. If the issuer of any existing constituent in such ETF is in the future designated as such a prohibited company, the value of such constituent may be adversely affected, perhaps significantly, which would adversely affect the performance of its fund underlying index and such ETF. In addition, under these circumstances, the sponsor of the applicable fund underlying index and the investment adviser of the applicable Fund have publicly announced that they intend to remove any such constituent from its fund underlying index and such ETF, respectively. Any changes to the composition of the VanEck® Semiconductor ETF and the  iShares® MSCI Emerging Markets ETF or its applicable fund underlying index in response to the executive orders described above could adversely affect the performance of such ETF and, therefore, the market value of, and return on, the securities.
The Securities are Subject to Risks Associated with Mid-Capitalization Companies.
The securities are subject to risks associated with mid-capitalization companies because the stocks of the companies held by the VanEck® Semiconductor ETF are considered mid-capitalization companies. These companies often have greater stock price volatility, lower trading volume and less liquidity than large-capitalization companies and therefore such index may be more volatile than an index in which a greater percentage of its constituents are issued by large-capitalization companies. Stock prices of mid-capitalization companies are also more vulnerable than those of large-capitalization companies to adverse business and economic developments, and the stocks of mid-capitalization companies may be thinly traded. In addition, mid-capitalization companies are typically less stable financially than large-capitalization companies and may depend on a small number of key personnel, making them more vulnerable to loss of personnel. Mid-capitalization companies are often given less analyst coverage and may be in early, and less predictable, periods of their corporate existences. Such companies tend to have smaller revenues, less diverse product lines, smaller shares of their product or service markets, fewer financial resources and less competitive strengths than large-capitalization companies and are more susceptible to adverse developments related to their products.
The Securities Are Subject to Risks Associated With the Semiconductor Industry.
The securities are subject to risks associated with the semiconductor sector because the VanEck® Semiconductor ETF is comprised of the stocks of companies in the semiconductor industry. All or substantially all of the constituents of the VanEck® Semiconductor ETF are issued by companies whose primary line of business is directly associated with the semiconductor sector. Market or economic factors impacting semiconductor companies and companies that rely heavily on technological advances could have a major effect on the value of the VanEck® Semiconductor ETF’s investments. The value of stocks of semiconductor companies and companies that rely heavily on technology is particularly vulnerable to rapid changes in technology product cycles, rapid product obsolescence, government regulation and competition, both domestically and internationally, including competition from non-U.S. competitors with lower production costs. Stocks of semiconductor companies and companies that rely heavily on technology, especially those of smaller, less-seasoned companies, tend to be more volatile than the overall market. Semiconductor companies are heavily dependent on patent and intellectual property rights, the loss or impairment of which may adversely affect profitability. Additionally, companies in the semiconductor sector may face dramatic and often unpredictable changes in growth rates and competition for the services of qualified personnel.
The Securities Are Subject to Risks Associated With the Utilities Sector.
All or substantially all of the stocks of the companies  held by the State Street® Utilities Select Sector SPDR® ETF are issued by companies whose primary business is directly associated with the utilities sector. The assets of the State Street® Utilities Select Sector SPDR® ETF will be concentrated in the utilities sector, which means that it will be more affected by the performance of the utilities sector than a fund that is more diversified. Utility companies are affected by supply and demand, operating costs, government regulation, environmental factors, liabilities for environmental damage and general civil liabilities, and rate caps or rate changes. Although rate changes of a regulated utility usually fluctuate in approximate correlation with financing costs, due to political and regulatory factors rate changes ordinarily occur only following a delay after the changes in financing costs. This factor will tend to favorably affect a regulated utility company's earnings and dividends in times of decreasing costs, but conversely, will tend to adversely affect earnings and dividends when costs are rising. The value of regulated utility equity securities may tend to have an inverse relationship to the movement of interest rates. Certain utility companies have experienced full or partial deregulation in recent years. These utility companies are frequently more similar

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside
Principal at Risk Securities Linked to the Lowest Performing of the iShares® MSCI Emerging Markets ETF, the VanEck® Semiconductor ETF and the State Street® Utilities Select Sector SPDR® ETF due June 1, 2029

to industrial companies in that they are subject to greater competition and have been permitted by regulators to diversify outside of their original geographic regions and their traditional lines of business. These opportunities may permit certain utility companies to earn more than their traditional regulated rates of return. Some companies, however, may be forced to defend their core business and may be less profitable. In addition, natural disasters, terrorist attacks, government intervention or other factors may render a utility company's equipment unusable or obsolete and negatively impact profitability.
Risks Relating To Hedging Activities And Conflicts Of Interest
•	Trading And Business Activities By The Bank Or Its Affiliates May Adversely Affect The Market Value Of, And Any Amount Payable On, The Securities.
•	There Are Potential Conflicts Of Interest Between You And The Calculation Agent.
Risks Relating To Canadian And U.S. Federal Income Taxation
The Tax Consequences Of An Investment In The Securities Are Unclear.
Significant aspects of the U.S. federal income tax treatment of the securities are uncertain. You should read carefully the section entitled “Material U.S. Federal Income Tax Consequences” herein and in the product supplement. You should consult your tax advisors as to the tax consequences of your investment in the securities. An investment in the securities is not appropriate for non-U.S. holders, and we will not attempt to ascertain the tax consequences to non-U.S. holders of the purchase, ownership or disposition of the securities.
For a discussion of the Canadian federal income tax consequences of investing in the securities, please see the discussion herein under “Canadian Taxation” and the further discussion above under “Terms of the Securities”. If you are not a Non-resident Holder (as that term is defined under “Canadian Taxation” herein) for Canadian federal income tax purposes or if you acquire the securities in the secondary market, you should consult your tax advisors as to the consequences of acquiring, holding and disposing of the securities and receiving the payments that might be due under the securities.

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside
Principal at Risk Securities Linked to the Lowest Performing of the iShares® MSCI Emerging Markets ETF, the VanEck® Semiconductor ETF and the State Street® Utilities Select Sector SPDR® ETF due June 1, 2029

Hypothetical Returns
If the securities are automatically called:
If the securities are automatically called prior to stated maturity, you will receive the face amount of your securities plus a final contingent coupon payment on the call settlement date. In the event the securities are automatically called, your total return on the securities will equal any contingent coupon payments received prior to the call settlement date and the contingent coupon payment received on the call settlement date.

If the securities are not automatically called:
If the securities are not automatically called prior to stated maturity, the following table illustrates, for a range of hypothetical performance factors of the lowest performing Fund on the final calculation day, the hypothetical maturity payment amount payable at stated maturity per security (excluding the final contingent coupon payment, if any). The performance factor of the lowest performing Fund on the final calculation day is its ending price expressed as a percentage of its starting price (i.e., its ending price divided by its starting price).

Hypothetical performance factor of lowest performing Fund on final calculation day	Hypothetical maturity payment amount per security
150.00%	$1,000.00
140.00%	$1,000.00
130.00%	$1,000.00
120.00%	$1,000.00
110.00%	$1,000.00
100.00%	$1,000.00
90.00%	$1,000.00
80.00%	$1,000.00
70.00%	$1,000.00
60.00%	$1,000.00
59.00%	$590.00
50.00%	$500.00
40.00%	$400.00
30.00%	$300.00
20.00%	$200.00
10.00%	$100.00
0.00%	$0.00
The above figures do not take into account contingent coupon payments, if any, received during the term of the securities. As evidenced above, in no event will you have a positive rate of return based solely on the maturity payment amount received at maturity; any positive return will be based solely on the contingent coupon payments, if any, received during the term of the securities.
The above figures are for purposes of illustration only and may have been rounded for ease of analysis. If the securities are not automatically called prior to stated maturity, the actual amount you will receive at stated maturity will depend on the actual ending price of the lowest performing Fund on the final calculation day. The performance of a better performing Fund is not relevant to your return on the securities.

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside
Principal at Risk Securities Linked to the Lowest Performing of the iShares® MSCI Emerging Markets ETF, the VanEck® Semiconductor ETF and the State Street® Utilities Select Sector SPDR® ETF due June 1, 2029

Hypothetical Contingent Coupon Payments
Set forth below are examples that illustrate how to determine whether a contingent coupon payment will be paid and whether the securities will be automatically called, if applicable, on a contingent coupon payment date prior to the stated maturity date. The examples do not reflect any specific contingent coupon payment date. The following examples assume that the securities are subject to automatic call on the applicable calculation day. The securities will not be subject to automatic call until the sixth calculation day, which is approximately six months after the issue date. The following examples reflect the contingent coupon rate of 15.70% per annum and assume the hypothetical starting price, coupon threshold price and fund closing prices for each Fund indicated in the examples. The terms used for purposes of these hypothetical examples do not represent any actual starting price or coupon threshold price. The hypothetical starting price of $100.00 for each Fund has been chosen for illustrative purposes only and does not represent the actual starting price for any Fund. The actual starting price and coupon threshold price for each Fund are set forth under “Terms of the Securities” above. For historical data regarding the actual fund closing prices of the Funds, see the historical information provided herein. These examples are for purposes of illustration only and the values used in the examples may have been rounded for ease of analysis.
Example 1. The fund closing price of the lowest performing Fund on the relevant calculation day is greater than or equal to its coupon threshold price and less than its starting price. As a result, investors receive a contingent coupon payment on the applicable contingent coupon payment date and the securities are not automatically called.

	iShares® MSCI Emerging Markets ETF	VanEck® Semiconductor ETF	State Street® Utilities Select Sector SPDR® ETF
Hypothetical starting price:	$100.00	$100.00	$100.00
Hypothetical fund closing price on relevant calculation day:	$90.00	$95.00	$80.00
Hypothetical coupon threshold price:	$70.00	$70.00	$70.00
Performance factor (fund closing price on calculation day divided by starting price):	90.00%	95.00%	80.00%
Step 1: Determine which Fund is the lowest performing Fund on the relevant calculation day.
In this example, the State Street® Utilities Select Sector SPDR® ETF has the lowest performance factor on the relevant calculation day and is, therefore, the lowest performing Fund on the relevant calculation day.
Step 2: Determine whether a contingent coupon payment will be paid and whether the securities will be automatically called on the applicable contingent coupon payment date.
Since the hypothetical fund closing price of the lowest performing Fund on the relevant calculation day is greater than or equal to its coupon threshold price, but less than its starting price, you would receive a contingent coupon payment on the applicable contingent coupon payment date and the securities would not be automatically called. The contingent coupon payment would be equal to $13.08 per security, determined as follows: (i) $1,000 multiplied by 15.70% per annum divided by (ii) 12, rounded to the nearest cent.
Example 2. The fund closing price of the lowest performing Fund on the relevant calculation day is less than its coupon threshold price. As a result, investors do not receive a contingent coupon payment on the applicable contingent coupon payment date and the securities are not automatically called.
	iShares® MSCI Emerging Markets ETF	VanEck® Semiconductor ETF	State Street® Utilities Select Sector SPDR® ETF
Hypothetical starting price:	$100.00	$100.00	$100.00
Hypothetical fund closing price on relevant calculation day:	$69.00	$125.00	$105.00
Hypothetical coupon threshold price:	$70.00	$70.00	$70.00
Performance factor (fund closing price on calculation day divided by starting price):	69.00%	125.00%	105.00%
Step 1: Determine which Fund is the lowest performing Fund on the relevant calculation day.
In this example, the iShares® MSCI Emerging Markets ETF has the lowest performance factor on the relevant calculation day and is, therefore, the lowest performing Fund on the relevant calculation day.
Step 2: Determine whether a contingent coupon payment will be paid and whether the securities will be automatically called on the applicable contingent coupon payment date.
Since the hypothetical fund closing price of the lowest performing Fund on the relevant calculation day is less than its coupon threshold price, you would not receive a contingent coupon payment on the applicable contingent coupon payment date. In addition, the securities would not be automatically called, even though the fund closing price of a better performing Fund on the relevant calculation day is greater than or equal to its starting price. As this example illustrates, whether you receive a contingent coupon payment and whether the securities are automatically called on a contingent coupon payment date will depend solely on

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside
Principal at Risk Securities Linked to the Lowest Performing of the iShares® MSCI Emerging Markets ETF, the VanEck® Semiconductor ETF and the State Street® Utilities Select Sector SPDR® ETF due June 1, 2029

the fund closing price of the lowest performing Fund on the relevant calculation day. The performance of a better performing Fund is not relevant to your return on the securities.
Example 3. The fund closing price of the lowest performing Fund on the relevant calculation day is greater than or equal to its starting price. As a result, the securities are automatically called on the applicable contingent coupon payment date for the face amount plus a final contingent coupon payment.

	iShares® MSCI Emerging Markets ETF	VanEck® Semiconductor ETF	State Street® Utilities Select Sector SPDR® ETF
Hypothetical starting price:	$100.00	$100.00	$100.00
Hypothetical fund closing price on relevant calculation day:	$115.00	$105.00	$130.00
Hypothetical coupon threshold price:	$70.00	$70.00	$70.00
Performance factor (fund closing price on calculation day divided by starting price):	115.00%	105.00%	130.00%
Step 1: Determine which Fund is the lowest performing Fund on the relevant calculation day.
In this example, the VanEck® Semiconductor ETF has the lowest performance factor on the relevant calculation day and is, therefore, the lowest performing Fund on the relevant calculation day.
Step 2: Determine whether a contingent coupon payment will be paid and whether the securities will be automatically called on the applicable contingent coupon payment date.
Since the hypothetical fund closing price of the lowest performing Fund on the relevant calculation day is greater than or equal to its starting price, the securities would be automatically called and you would receive the face amount plus a final contingent coupon payment on the applicable contingent coupon payment date, which is also referred to as the call settlement date. On the call settlement date, you would receive $1,013.08 per security.

You will not receive any further payments after the call settlement date.

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside
Principal at Risk Securities Linked to the Lowest Performing of the iShares® MSCI Emerging Markets ETF, the VanEck® Semiconductor ETF and the State Street® Utilities Select Sector SPDR® ETF due June 1, 2029

Hypothetical Payment at Stated Maturity
Set forth below are examples of calculations of the maturity payment amount payable at stated maturity, assuming that the securities have not been automatically called prior to stated maturity and assuming the hypothetical starting price, coupon threshold price, downside threshold price and ending prices for each Fund indicated in the examples. The terms used for purposes of these hypothetical examples do not represent any actual starting price, coupon threshold price or downside threshold price. The hypothetical starting price of $100.00 for each Fund has been chosen for illustrative purposes only and does not represent the actual starting price for any Fund. The actual starting price, coupon threshold price and downside threshold price for each Fund are set forth under “Terms of the Securities” above. For historical data regarding the actual fund closing prices of the Funds, see the historical information provided herein. These examples are for purposes of illustration only and the values used in the examples may have been rounded for ease of analysis.
Example 1. The ending price of the lowest performing Fund on the final calculation day is greater than or equal to its starting price, the maturity payment amount is equal to the face amount of your securities at maturity and you receive a final contingent coupon payment:

	iShares® MSCI Emerging Markets ETF	VanEck® Semiconductor ETF	State Street® Utilities Select Sector SPDR® ETF
Hypothetical starting price:	$100.00	$100.00	$100.00
Hypothetical ending price:	$145.00	$135.00	$115.00
Hypothetical coupon threshold price:	$70.00	$70.00	$70.00
Hypothetical downside threshold price:	$60.00	$60.00	$60.00
Performance factor (ending price divided by starting price):	145.00%	135.00%	115.00%
Step 1: Determine which Fund is the lowest performing Fund on the final calculation day.
In this example, the State Street® Utilities Select Sector SPDR® ETF has the lowest performance factor on the final calculation day and is, therefore, the lowest performing Fund on the final calculation day.
Step 2: Determine the maturity payment amount based on the ending price of the lowest performing Fund on the final calculation day.
Since the hypothetical ending price of the lowest performing Fund on the final calculation day is greater than or equal to its hypothetical downside threshold price, the maturity payment amount would equal the face amount. Although the hypothetical ending price of the lowest performing Fund on the final calculation day is significantly greater than its hypothetical starting price in this scenario, the maturity payment amount will not exceed the face amount.
In addition to any contingent coupon payments received during the term of the securities, on the stated maturity date you would receive $1,000 per security. In addition, because the hypothetical ending price of the lowest performing Fund on the final calculation day is greater than or equal to its coupon threshold price, you would receive a final contingent coupon payment on the stated maturity date.
Example 2. The ending price of the lowest performing Fund on the final calculation day is less than its starting price but greater than or equal to its downside threshold price and its coupon threshold price, the maturity payment amount is equal to the face amount of your securities at maturity and you receive a final contingent coupon payment:
	iShares® MSCI Emerging Markets ETF	VanEck® Semiconductor ETF	State Street® Utilities Select Sector SPDR® ETF
Hypothetical starting price:	$100.00	$100.00	$100.00
Hypothetical ending price:	$80.00	$115.00	$110.00
Hypothetical coupon threshold price:	$70.00	$70.00	$70.00
Hypothetical downside threshold price:	$60.00	$60.00	$60.00
Performance factor (ending price divided by starting price):	80.00%	115.00%	110.00%
Step 1: Determine which Fund is the lowest performing Fund on the final calculation day.
In this example, the iShares® MSCI Emerging Markets ETF has the lowest performance factor on the final calculation day and is, therefore, the lowest performing Fund on the final calculation day.
Step 2: Determine the maturity payment amount based on the ending price of the lowest performing Fund on the final calculation day.
Since the hypothetical ending price of the lowest performing Fund on the final calculation day is less than its hypothetical starting price, but not by more than 40%, you would receive the face amount of your securities at maturity.

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside
Principal at Risk Securities Linked to the Lowest Performing of the iShares® MSCI Emerging Markets ETF, the VanEck® Semiconductor ETF and the State Street® Utilities Select Sector SPDR® ETF due June 1, 2029

In addition to any contingent coupon payments received during the term of the securities, on the stated maturity date you would receive $1,000 per security. In addition, because the hypothetical ending price of the lowest performing Fund on the final calculation day is greater than or equal to its coupon threshold price, you would receive a final contingent coupon payment on the stated maturity date.
Example 3. The ending price of the lowest performing Fund on the final calculation day is less than its starting price and its coupon threshold price but greater than or equal to its downside threshold price, the maturity payment amount is equal to the face amount of your securities at maturity, but you will not receive a final contingent coupon payment:
	iShares® MSCI Emerging Markets ETF	VanEck® Semiconductor ETF	State Street® Utilities Select Sector SPDR® ETF
Hypothetical starting price:	$100.00	$100.00	$100.00
Hypothetical ending price:	$110.00	$115.00	$62.00
Hypothetical coupon threshold price:	$70.00	$70.00	$70.00
Hypothetical downside threshold price:	$60.00	$60.00	$60.00
Performance factor (ending price divided by starting price):	110.00%	115.00%	62.00%
Step 1: Determine which Fund is the lowest performing Fund on the final calculation day.
In this example, the State Street® Utilities Select Sector SPDR® ETF has the lowest performance factor on the final calculation day and is, therefore, the lowest performing Fund on the final calculation day.
Step 2: Determine the maturity payment amount based on the ending price of the lowest performing Fund on the final calculation day.
Since the hypothetical ending price of the lowest performing Fund on the final calculation day is less than its hypothetical starting price, but not by more than 40%, you would receive the face amount of your securities at maturity.
In addition to any contingent coupon payments received during the term of the securities, on the stated maturity date you would receive $1,000 per security. However, because the hypothetical ending price of the lowest performing Fund on the final calculation day is less than its coupon threshold price, you would not receive a final contingent coupon payment on the stated maturity date.
Example 4. The ending price of the lowest performing Fund on the final calculation day is less than its downside threshold price and its coupon threshold price, the maturity payment amount is less than the face amount of your securities at maturity and you do not receive a final contingent coupon payment:
	iShares® MSCI Emerging Markets ETF	VanEck® Semiconductor ETF	State Street® Utilities Select Sector SPDR® ETF
Hypothetical starting price:	$100.00	$100.00	$100.00
Hypothetical ending price:	$120.00	$45.00	$90.00
Hypothetical coupon threshold price:	$70.00	$70.00	$70.00
Hypothetical downside threshold price:	$60.00	$60.00	$60.00
Performance factor (ending price divided by starting price):	120.00%	45.00%	90.00%
Step 1: Determine which Fund is the lowest performing Fund on the final calculation day.
In this example, the VanEck® Semiconductor ETF has the lowest performance factor on the final calculation day and is, therefore, the lowest performing Fund on the final calculation day.
Step 2: Determine the maturity payment amount based on the ending price of the lowest performing Fund on the final calculation day.
Since the hypothetical ending price of the lowest performing Fund on the final calculation day is less than its hypothetical starting price by more than 40%, you would lose a portion of the face amount of your securities and receive the maturity payment amount equal to $450.00 per security, calculated as follows:
= $1,000 × performance factor of the lowest performing Fund on the final calculation day
= $1,000 × 45.00%
= $450.00
In addition to any contingent coupon payments received during the term of the securities, on the stated maturity date you would receive $450.00 per security. Because the hypothetical ending price of the lowest performing Fund on the final calculation day is less than its coupon threshold price, you would not receive a final contingent coupon payment on the stated maturity date.
These examples illustrate that you will not participate in any appreciation of any Fund, but will be fully exposed to a decrease in the lowest performing Fund if the ending price of the lowest performing Fund on the final calculation day is less than its downside threshold price, even if the ending price of another Fund has appreciated or has not declined below its downside threshold price.
To the extent that the starting price, coupon threshold price, downside threshold price and ending price of the lowest performing Fund differ from the values assumed above, the results indicated above would be different.

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside
Principal at Risk Securities Linked to the Lowest Performing of the iShares® MSCI Emerging Markets ETF, the VanEck® Semiconductor ETF and the State Street® Utilities Select Sector SPDR® ETF due June 1, 2029

Information Regarding The Market Measures
All disclosures contained in this document regarding each Fund, including, without limitation, its make-up, method of calculation, and changes in any securities held by each Fund, have been derived from publicly available sources. We have not undertaken an independent review or due diligence of any publicly available information with respect to any Fund. The information reflects the policies of, and is subject to change by, its respective investment adviser. No investment adviser has any obligation to continue to publish, and may discontinue publication of, the applicable Fund. None of the websites referenced in any Fund description below, or any materials included in those websites, is incorporated by reference into this document or any document incorporated herein by reference. We have not independently verified the accuracy or completeness of reports filed by any investment adviser with the SEC, information published by it on its website or in any other format, information about it obtained from any other source or the information provided below.
Each Fund is registered under the Securities Act of 1933, the Investment Company Act of 1940, each as amended, and/or the Exchange Act. Companies with securities registered with the SEC are required to file financial and other information specified by the SEC periodically. Information filed by each Investment Adviser with the SEC can be reviewed electronically through a website maintained by the SEC. The address of the SEC’s website is sec.gov. Information filed with the SEC by each Fund can be located by reference to its SEC file number provided below.
The graphs below set forth the information relating to the historical performance of each Fund. The graphs below show the daily historical Closing Values of each Fund for the periods specified. We obtained the information regarding the historical performance of each Fund in the graphs below from Bloomberg Professional® service (“Bloomberg”). The Closing Values may be adjusted by Bloomberg for corporate actions such as stock splits, public offerings, mergers and acquisitions, spin-offs, delistings and bankruptcy.
We have not independently verified the accuracy or completeness of the information obtained from Bloomberg. The historical performance of each Fund should not be taken as an indication of its future performance, and no assurance can be given as to the Final Value of any Fund. We cannot give you any assurance that the performance of the Funds will result in a positive return on your initial investment.
Please see “Indices—The Select Sector Indices” in the accompanying underlier supplement for a description of each fund underlying index.

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside
Principal at Risk Securities Linked to the Lowest Performing of the iShares® MSCI Emerging Markets ETF, the VanEck® Semiconductor ETF and the State Street® Utilities Select Sector SPDR® ETF due June 1, 2029

iShares® MSCI Emerging Markets ETF
We have derived all information contained herein regarding the iShares® MSCI Emerging Markets ETF (the “EEM Fund”) and the fund underlying index, as defined below, from publicly available information. Such information reflects the policies of, and is subject to changes by, the EEM Fund’s investment adviser, BlackRock Fund Advisors (“BFA” or the “investment adviser”) and the index sponsor of the fund underlying index, as defined below.
The EEM Fund is one of the separate investment portfolios that constitute the iShares Trust (“iShares”). The EEM Fund seeks to provide investment results that correspond generally to the price and yield performance, before fees and expenses, of the MSCI® Emerging Markets IndexSM (the “fund underlying index”). The fund underlying index seeks to measure large- and mid-capitalization equity performance in the global emerging markets. The fund underlying index was created by, and is calculated, maintained and published by, MSCI Inc. (the “index sponsor”). The index sponsor is under no obligation to continue to publish, and may discontinue or suspend the publication of, the fund underlying index at any time. Please refer to the section “Indices — The MSCI Indices—The MSCI Emerging Markets IndexSM” in the accompanying underlier supplement for additional information regarding the fund underlying index.
Select information regarding the EEM Fund’s expense ratio and its top constituents, country, industry and/or sector weightings may be made available on the EEM Fund’s website. Expenses of the EEM Fund reduce the net asset value of the assets held by the EEM Fund and, therefore, reduce the value of the shares of the EEM Fund.
BFA uses a representative sampling strategy to manage the EEM Fund. “Representative sampling” is an indexing strategy that involves investing in a representative sample of the securities included in the fund underlying index that the investment adviser determines to collectively have an investment profile similar to that of the fund underlying index. The securities selected are intended to have, in the aggregate, investment characteristics (based on market capitalization and industry weightings), fundamental characteristics (such as return variability and yield) and liquidity measures similar to those of the fund underlying index. The EEM Fund may or may not hold all of the securities that are included in the fund underlying index.
The EEM Fund will generally invest at least 80% of its assets in the securities of the fund underlying index and in depositary receipts or global depositary receipts based on securities of the fund underlying index, and may invest the remainder of its assets in other securities, including securities not in the fund underlying index but which BFA believes will help the EEM Fund track the fund underlying index, and in other investments, including futures contracts, options on futures contracts, other types of options and swaps related to the fund underlying index, as well as cash and cash equivalents, including shares of money market funds advised by BFA or its affiliates. The EEM Fund will concentrate its investments (i.e., hold 25% or more of its total assets) in the stocks of a particular industry or group of industries to approximately the same extent that the fund underlying index is concentrated.
Shares of the EEM Fund are listed on the NYSE Arca under the ticker symbol “EEM”.
Information from outside sources including, but not limited to the prospectus related to the EEM Fund and any other website referenced in this section, is not incorporated by reference in, and should not be considered part of, this document or any document incorporated herein by reference. We have not undertaken an independent review or due diligence of any publicly available information with respect to the EEM Fund or the fund underlying index.
Information filed by iShares, Inc. with the SEC, including the prospectus for the EEM Fund, can be found by reference to its SEC file numbers: 033-97598 and 811-09102 or its CIK Code: 0000930667.

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside
Principal at Risk Securities Linked to the Lowest Performing of the iShares® MSCI Emerging Markets ETF, the VanEck® Semiconductor ETF and the State Street® Utilities Select Sector SPDR® ETF due June 1, 2029

Historical Information
We obtained the closing prices of the EEM Fund in the graph below from Bloomberg, without independent verification.
The following graph sets forth daily closing prices of the EEM Fund for the period from January 1, 2021 to May 29, 2026. Its closing price on May 29, 2026 was $68.60. The historical performance of the EEM Fund should not be taken as an indication of the future performance of the EEM Fund, and no assurance can be given as to the closing price of the EEM Fund on any day during the term of the securities. We cannot give you any assurance that the performance of the EEM Fund will result in any positive return on your initial investment.
PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside
Principal at Risk Securities Linked to the Lowest Performing of the iShares® MSCI Emerging Markets ETF, the VanEck® Semiconductor ETF and the State Street® Utilities Select Sector SPDR® ETF due June 1, 2029

VanEck® Semiconductor ETF
We have derived all information contained herein regarding the VanEck® Semiconductor ETF (the “SMH Fund”) and the fund underlying index from publicly available information. Such information reflects the policies of, and is subject to change by the SMH Fund’s investment adviser, Van Eck Associates Corporation (“Van Eck” or the “investment adviser”) and the index sponsor of its fund underlying index.
The SMH Fund is one of the separate investment portfolios that constitute the VanEck® ETF Trust (“VanEck Trust”). The SMH Fund seeks to provide investment results that correspond generally to the price and yield performance of the MVIS® US Listed Semiconductor 25 Index (the “fund underlying index”). The fund underlying index tracks the performance of the largest U.S.-listed companies that generate at least 50% of their revenues from semiconductors, and contains only companies which are engaged primarily in the production of semiconductors and semiconductor equipment. The fund underlying index is calculated, maintained and published by, MV Index Solutions GmbH (the “index sponsor”). The index sponsor is under no obligation to continue to publish, and may discontinue or suspend the publication of, the fund underlying index at any time.
Select information regarding the SMH Fund’s expense ratio and its top constituents, country, industry and/or sector weightings may be made available on the SMH Fund’s website. Expenses of the SMH Fund reduce the net asset value of the assets held by the SMH Fund and, therefore, reduce the value of the shares of the SMH Fund.
The SMH Fund, using a “passive” or indexing investment approach, attempts to approximate the investment performance of the fund underlying index by investing in a portfolio of securities that generally replicates the fund underlying index. The SMH Fund normally invests at least 80% of its total assets in securities that comprise the fund underlying index. The SMH Fund may concentrate its investments in a particular industry or group of industries to the extent that the fund underlying index concentrates in an industry or group of industries. The SMH Fund may or may not hold all of the securities that are included in the fund underlying index.
Shares of the SMH Fund are listed on the Nasdaq Stock Market under ticker symbol “SMH”.
Information from outside sources including, but not limited to the prospectus related to the SMH Fund and any other website referenced in this section, is not incorporated by reference in, and should not be considered part of, this document or any document incorporated herein by reference. We have not undertaken an independent review or due diligence of any publicly available information with respect to the SMH Fund or the fund underlying index.
Information filed by the SMH Fund with the SEC can be found by reference to its SEC file numbers: 333-123257 and 811-10325 or its CIK Code: 0001137360.

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside
Principal at Risk Securities Linked to the Lowest Performing of the iShares® MSCI Emerging Markets ETF, the VanEck® Semiconductor ETF and the State Street® Utilities Select Sector SPDR® ETF due June 1, 2029

Historical Information
We obtained the closing prices of the SMH Fund in the graph below from Bloomberg, without independent verification.
The following graph sets forth daily closing prices of the SMH Fund for the period from January 1, 2021 to May 29, 2026. Its closing price on May 29, 2026 was $598.93. The historical performance of the SMH Fund should not be taken as an indication of the future performance of the SMH Fund, and no assurance can be given as to the closing price of the SMH Fund on any day during the term of the securities. We cannot give you any assurance that the performance of the SMH Fund will result in any positive return on your initial investment.
PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside
Principal at Risk Securities Linked to the Lowest Performing of the iShares® MSCI Emerging Markets ETF, the VanEck® Semiconductor ETF and the State Street® Utilities Select Sector SPDR® ETF due June 1, 2029

State Street® Utilities Select Sector SPDR® ETF
We have derived all information contained herein regarding the State Street® Utilities Select Sector SPDR® ETF (the “XLU Fund”) and the fund underlying index from publicly available information, as defined below. Such information reflects the policies of, and is subject to changes by, the XLU Fund’s investment adviser, SSGA Funds Management, Inc. (“SSGA” or the “investment adviser”) and the index sponsor of its fund underlying index, as defined below.
The XLU Fund is one of the separate investment portfolios that constitute The Select Sector SPDR® Trust (“Select Sector SPDR”). The XLU Fund seeks to provide investment results that correspond generally to the price and yield performance, before fees and expenses, of the Utilities Select Sector Index (the “fund underlying index”). The fund underlying index seeks to measure the performance of the utilities segment of the U.S. equity market and includes companies that have been identified as utilities companies on the basis of general industry classification from a universe of companies defined by the S&P 500® Index, including securities of companies from the following industries: electric utilities; water utilities; multi-utilities; independent power and renewable electricity producers; and gas utilities. The fund underlying index is calculated, maintained and published by, S&P Dow Jones Indices LLC (the “index sponsor”). The index sponsor is under no obligation to continue to publish, and may discontinue or suspend the publication of, the fund underlying index at any time. Please refer to the section “Indices – The S&P 500® Index” in the underlier supplement for additional information regarding the index from which the fund underlying index is derived.
Select information regarding the XLU Fund’s expense ratio and its top constituents, country, industry and/or sector weightings may be made available on the XLU Fund’s website. Expenses of the XLU Fund reduce the net asset value of the assets held by the XLU Fund and, therefore, reduce the value of the shares of the XLU Fund.
In seeking to track the performance of the fund underlying index, the XLU Fund employs a replication strategy, which means that the XLU Fund typically invests in substantially all of the securities represented in the fund underlying index in approximately the same proportions as the fund underlying index. Under normal market conditions, the XLU Fund generally invests substantially all, but at least 95%, of its total assets in the securities comprising the fund underlying index. In addition, the XLU Fund may invest in cash and cash equivalents or money market instruments, such as repurchase agreements and money market funds (including money market funds advised by SSGA).
Shares of the XLU Fund are listed on the NYSE Arca under the ticker symbol “XLU”.
Information from outside sources including, but not limited to the prospectus related to the XLU Fund and any other website referenced in this section, is not incorporated by reference in, and should not be considered part of, this document or any document incorporated herein by reference. We have not undertaken an independent review or due diligence of any publicly available information with respect to the XLU Fund or the fund underlying index.
Information filed by Select Sector SPDR with the SEC, including the prospectus for the XLU Fund, can be found by reference to its SEC file numbers: 333-57791 and 811-08837 or its CIK Code: 0001064641.

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside
Principal at Risk Securities Linked to the Lowest Performing of the iShares® MSCI Emerging Markets ETF, the VanEck® Semiconductor ETF and the State Street® Utilities Select Sector SPDR® ETF due June 1, 2029

Historical Information
We obtained the closing prices of the XLU Fund in the graph below from Bloomberg, without independent verification.
The following graph sets forth daily closing prices of the XLU Fund for the period from January 1, 2021 to May 29, 2026. Its closing price on May 29, 2026 was $44.42. The historical performance of the XLU Fund should not be taken as an indication of the future performance of the XLU Fund, and no assurance can be given as to the closing price of the XLU Fund on any day during the term of the securities. We cannot give you any assurance that the performance of the XLU Fund will result in any positive return on your initial investment.
PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside
Principal at Risk Securities Linked to the Lowest Performing of the iShares® MSCI Emerging Markets ETF, the VanEck® Semiconductor ETF and the State Street® Utilities Select Sector SPDR® ETF due June 1, 2029

Material U.S. Federal Income Tax Consequences
You should carefully review the section entitled “Material U.S. Federal Income Tax Consequences” in the accompanying product supplement. The following discussion, when read in combination with that section, constitutes the full opinion of our special U.S. tax counsel, Fried, Frank, Harris, Shriver & Jacobson, LLP, regarding the material U.S. federal income tax consequences of owning and disposing of the securities.
Due to the absence of statutory provisions, regulations, published rulings or judicial decisions addressing the characterization for U.S. federal income tax purposes of securities with terms that are substantially the same as the securities, no assurance can be given that the Internal Revenue Service (“IRS”) or a court will agree with the tax treatment described herein. Pursuant to the terms of the securities, the Bank and you agree, in the absence of a statutory or regulatory change or an administrative determination or judicial ruling to the contrary, to characterize the securities as prepaid derivative contracts with respect to the Funds with associated contingent coupon payments. You further agree to include any associated contingent coupon payment that is paid by the Bank (including on the stated maturity date or call settlement date) in your income as ordinary income in accordance with your regular method of accounting for U.S. federal income tax purposes. If the securities are so treated, upon the taxable disposition (including cash settlement) of your securities, you generally should recognize gain or loss equal to the difference between the amount realized on such taxable disposition (adjusted for amounts or proceeds attributable to any accrued and unpaid contingent coupon payments, which would be treated as ordinary income) and your tax basis in the securities. Subject to the constructive ownership rules of Section 1260 of the Code (discussed below), such gain or loss should be long-term capital gain or loss if you have held your securities for more than one year (otherwise, short-term capital gain or loss). The deductibility of capital losses is subject to limitations. Although uncertain, it is possible that proceeds received from the sale or exchange of your securities prior to a contingent coupon payment date, but that could be attributed to an expected contingent coupon payment, could be treated as ordinary income. You should consult your tax advisor regarding this risk.
Section 1260. Because the securities are linked to the shares of exchange traded funds, it is possible that an investment in the securities could be treated as a “constructive ownership transaction” within the meaning of Section 1260 of the Code. If the securities were treated as a constructive ownership transaction, certain adverse U.S. federal income tax consequences could apply (i.e., all or a portion of any long-term capital gain that you recognize upon the taxable disposition of your securities could be recharacterized as ordinary income and you could be subject to an interest charge on deferred tax liability with respect to such recharacterized gain). We urge you to read the discussion concerning the possible treatment of the securities as a constructive ownership transaction under “Material U.S. Federal Income Tax Consequences — U.S. Tax Treatment — Securities Treated as Prepaid Derivatives or Prepaid Forwards — Section 1260” in the product supplement.
Based on certain factual representations received from us, our special U.S. tax counsel, Fried, Frank, Harris, Shriver & Jacobson LLP, is of the opinion that it would be reasonable to treat your securities in the manner described above. However, because there is no authority that specifically addresses the tax treatment of the securities, it is possible that your securities could alternatively be treated for tax purposes as a single contingent payment debt instrument, or pursuant to some other characterization (including possible treatment as a “constructive ownership transaction” under Section 1260 of the Code, as discussed above), such that the timing and character of your income from the securities could differ materially and adversely from the treatment described above, as described further under “Material U.S. Federal Income Tax Consequences – Alternative Treatments” in the product supplement.
The U.S. Department of the Treasury and the IRS have requested comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts”, such as the securities, and similar financial instruments and have indicated that such transactions may be the subject of future regulations or other guidance. In addition, members of Congress have proposed legislative changes to the tax treatment of derivative contracts. Any legislation, Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect. You should consult your tax adviser regarding the U.S. federal income tax consequences of an investment in the securities, including possible alternative tax treatments of the securities and potential changes in applicable law.
An investment in the securities is not appropriate for non-U.S. holders because such an investment may result in significant adverse tax consequences. In particular, persons having withholding responsibility in respect of the securities may withhold on any contingent coupon payment paid to you, generally at a rate of 30%, and to the extent that we have (or an affiliate of ours has) withholding responsibility in respect of the securities, we intend to so withhold. This discussion does not otherwise address the tax consequences to non-U.S. holders of the purchase, ownership or disposition of the securities.

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside
Principal at Risk Securities Linked to the Lowest Performing of the iShares® MSCI Emerging Markets ETF, the VanEck® Semiconductor ETF and the State Street® Utilities Select Sector SPDR® ETF due June 1, 2029

Canadian Taxation
The following is, as of the date hereof, a summary of the principal Canadian federal income tax considerations under the Income Tax Act (Canada) and the regulations promulgated thereunder (collectively, the “Canadian Tax Act”) generally applicable to a holder who is an individual and who acquires beneficial ownership of a security upon the initial issuance of the security by the Bank pursuant to this offering document or common shares of the Bank or any of its affiliates on a conversion of a security on a bail-in conversion (if applicable), and who, for purposes of the Canadian Tax Act and any applicable income tax treaty, at all relevant times, is not resident and is not deemed to be resident in Canada, and who, for purposes of the Canadian Tax Act, at all relevant times, (i) deals at arm’s length with, and is not affiliated with, the Bank, any affiliate of the Bank, and any Canadian resident (or deemed Canadian resident) to whom the holder assigns or otherwise transfers the security, (ii) is entitled to receive all payments (including any interest, principal and dividends, if applicable) made on the security as beneficial owner, (iii) is not, and deals at arm’s length with each person who is, a “specified shareholder” (within the meaning of subsection 18(5) of the Canadian Tax Act) of the Bank and each affiliate of the Bank, (iv) is not an entity in respect of which the Bank or any affiliate of the Bank is a “specified entity” (as defined in subsection 18.4(1) of the Canadian Tax Act); (v) holds the security or common shares of the Bank or any of its affiliates as capital property, (vi) does not use or hold and is not deemed to use or hold the security or common shares of the Bank or any of its affiliates in or in the course of carrying on a business in Canada or as part of an adventure or concern in the nature of trade and (vii) is not an insurer carrying on an insurance business in Canada and elsewhere (a “Non-resident Holder”).
This summary assumes that no amount paid or payable to a Non-resident Holder will be the deduction component of a “hybrid mismatch arrangement” under which the payment arises within the meaning of paragraph 18.4(3)(b) of the Canadian Tax Act. This summary further assumes that no security or property acquired on settlement of a security will be “taxable Canadian property” to a Non-resident Holder for purposes of the Canadian Tax Act at the time of its disposition or deemed disposition.
This summary is based upon the current provisions of the Canadian Tax Act in force as of the date hereof. On January 29, 2026, the Department of Finance (Canada) released for consultation proposed amendments to the Canadian Tax Act (the “January 29 Tax Proposals”) that would amend certain provisions of the Canadian Tax Act with respect to “hybrid mismatch arrangements” and introduce other consequential amendments. This overview does not take into account the January 29 Tax Proposals, but otherwise takes into account all other specific proposals to amend the Canadian Tax Act publicly announced by or on behalf of the Minister of Finance (Canada) prior to the date hereof (the “Tax Proposals”) and the current administrative policies of the Canada Revenue Agency (“CRA”) published in writing by the CRA prior to the date hereof. This summary is not exhaustive of all possible Canadian federal income tax considerations relevant to an investment in securities and, except for the Tax Proposals, does not take into account or anticipate any changes in law or CRA administrative policies, whether by way of legislative, governmental or judicial decision or action, nor does it take into account or consider any other federal tax considerations or any provincial, territorial or foreign tax considerations, which may differ materially from those discussed herein. While this summary assumes that the Tax Proposals will be enacted in the form proposed, no assurance can be given that this will be the case, and no assurance can be given that judicial, legislative or administrative changes will not modify or change the statements below.
The following is only a general summary of certain Canadian federal non-resident withholding and other tax provisions which may affect a Non-resident Holder of the securities described in this offering document. This summary is not, and is not intended to be, and should not be construed to be, legal or tax advice to any particular Non-resident Holder and no representation with respect to the income tax consequences to any particular Non-resident Holder is made. Persons considering investing in securities should consult their own tax advisors with respect to the tax consequences of acquiring, holding and disposing of securities and any common shares of the Bank or any of its affiliates acquired on a bail-in conversion having regard to their own particular circumstances.
For the purposes of the Canadian Tax Act, all amounts not otherwise expressed in Canadian dollars must be converted into Canadian dollars based on the single day exchange rate as quoted by the Bank of Canada for the applicable day or such other rate of exchange that is acceptable to the Minister of National Revenue (Canada).
Securities
Interest (including amounts on account or in lieu of payment of, or in satisfaction of, interest) paid or credited, or deemed to be paid or credited, on a security to a Non-resident Holder will not be subject to Canadian non-resident withholding tax unless all or any part of such interest is “participating debt interest”. “Participating debt interest” is defined in the Canadian Tax Act generally as interest (other than on a “prescribed obligation” described below) all or any portion of which is contingent or dependent on the use of or production from property in Canada or is computed by reference to revenue, profit, cash flow, commodity price or any other similar criterion or by reference to dividends paid or payable to shareholders of any class or series of shares of the capital stock of a corporation. A “prescribed obligation” for this purpose is an “indexed debt obligation”, as defined in the Canadian Tax Act, in respect of which no amount payable is: (a) contingent or dependent upon the use of, or production from, property in Canada, or (b) computed by reference to: (i) revenue, profit, cash flow, commodity price or any other similar criterion, other than a change in the purchasing power of money, or (ii) dividends paid or payable to shareholders of any class or series of shares of the capital stock of a corporation. An “indexed debt obligation” is a debt obligation the terms or conditions of which provide for an adjustment to an amount payable in respect of the obligation for a period during which the obligation was outstanding that is determined by reference to a change in the purchasing power of money.
In the event that a security is redeemed, cancelled, purchased or repurchased by the Bank or any other person resident or deemed to be resident in Canada from a Non-resident Holder or is otherwise assigned or transferred by a Non-resident Holder to the Bank or another person resident or deemed to be resident in Canada for an amount which exceeds, generally, the issue price thereof, the excess may, in certain circumstances be deemed to be interest and may, together with any interest that has accrued or is deemed to have accrued on the security to that time, be subject to Canadian non-resident withholding tax if all or any part of such interest or deemed interest is participating debt interest; unless, in certain circumstances, the security is not an indexed debt obligation (described above) and was issued for an amount not less than 97% of its principal amount (as defined in the Canadian Tax Act), and the yield from the security, expressed in terms of an annual rate (determined in accordance with the Canadian Tax Act) on the amount for which the security was

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside
Principal at Risk Securities Linked to the Lowest Performing of the iShares® MSCI Emerging Markets ETF, the VanEck® Semiconductor ETF and the State Street® Utilities Select Sector SPDR® ETF due June 1, 2029

issued, does not exceed 4/3 of the interest stipulated to be payable on the security, expressed in terms of an annual rate on the outstanding principal amount from time to time.
If applicable, the normal rate of Canadian non-resident withholding tax is 25% but such rate may be reduced under the terms of an applicable income tax treaty.
Generally, there are no other Canadian taxes on income (including taxable capital gains) payable by a Non-resident Holder under the Canadian Tax Act solely as a consequence of the acquisition, ownership or disposition of securities by the Non-resident Holder.
Common Shares Acquired on a Bail-in Conversion
Dividends (including amounts on account or in lieu of payment of, or in satisfaction of, dividends) paid or credited or deemed to be paid or credited to a Non-resident Holder on any common shares of the Bank or common shares of an affiliate of the Bank that is a Canadian resident corporation will be subject to Canadian non-resident withholding tax of 25% but such rate may be reduced under the terms of an applicable income tax treaty.
A Non-resident Holder will not be subject to tax under the Canadian Tax Act on any capital gain realized on a disposition or deemed disposition of any common shares of the Bank or common shares of an affiliate of the Bank unless such shares constitute “taxable Canadian property” to the Non-resident Holder for purposes of the Canadian Tax Act at the time of their disposition, and such Non-resident Holder is not entitled to relief pursuant to the provisions of an applicable income tax treaty. Non-resident Holders should consult their own tax advisors with respect to their particular circumstances.

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside
Principal at Risk Securities Linked to the Lowest Performing of the iShares® MSCI Emerging Markets ETF, the VanEck® Semiconductor ETF and the State Street® Utilities Select Sector SPDR® ETF due June 1, 2029

Validity of the Securities
In the opinion of Fried, Frank, Harris, Shriver & Jacobson LLP, as special products counsel to TD, when the securities offered by this pricing supplement have been executed and issued by TD and authenticated by the trustee pursuant to the indenture and delivered, paid for and sold as contemplated herein, the securities will be valid and binding obligations of TD, enforceable against TD in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, receivership or other laws relating to or affecting creditors’ rights generally, and to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity). This opinion is given as of the date hereof and is limited to the laws of the State of New York. Insofar as this opinion involves matters governed by Canadian law, Fried, Frank, Harris, Shriver & Jacobson LLP has assumed, without independent inquiry or investigation, the validity of the matters opined on by McCarthy Tétrault LLP, Canadian legal counsel for TD, in its opinion expressed below. In addition, this opinion is subject to customary assumptions about the trustee’s authorization, execution and delivery of the indenture and, with respect to the securities, authentication of the securities and the genuineness of signatures and certain factual matters, all as stated in the opinion of Fried, Frank, Harris, Shriver & Jacobson LLP filed as Exhibit 5.3 to the registration statement on Form F-3 filed by TD on December 20, 2024.
In the opinion of McCarthy Tétrault LLP, the issue and sale of the securities has been duly authorized by all necessary corporate action on the part of TD, and when this pricing supplement has been attached to, and duly notated on, the master note that represents the securities, the securities will have been validly executed and issued and, to the extent validity of the securities is a matter governed by the laws of the Province of Ontario, or the laws of Canada applicable therein, will be valid obligations of TD, subject to the following limitations: (i) the enforceability of the indenture is subject to bankruptcy, insolvency, reorganization, arrangement, winding up, moratorium and other similar laws of general application limiting the enforcement of creditors’ rights generally; (ii) the enforceability of the indenture is subject to general equitable principles, including the fact that the availability of equitable remedies, such as injunctive relief and specific performance, is in the discretion of a court; (iii) courts in Canada are precluded from giving a judgment in any currency other than the lawful money of Canada; and (iv) the enforceability of the indenture will be subject to the limitations contained in the Limitations Act, 2002 (Ontario), and such counsel expresses no opinion as to whether a court may find any provision of the indenture to be unenforceable as an attempt to vary or exclude a limitation period under that Act. This opinion is given as of the date hereof and is limited to the laws of the Province of Ontario and the federal laws of Canada applicable thereto. In addition, this opinion is subject to: (i) the assumption that the senior indenture has been duly authorized, executed and delivered by, and constitutes a valid and legally binding obligation of, the trustee, enforceable against the trustee in accordance with its terms; and (ii) customary assumptions about the genuineness of signatures and certain factual matters all as stated in the letter of such counsel dated December 20, 2024, which has been filed as Exhibit 5.2 to the registration statement on Form F-3 filed by TD on December 20, 2024.